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                                                                   EXHIBIT 10.33

                             ADVISCO CAPITAL CORP.

New York Office
210 East 49th Street, 4th Floor
New York City, New York 10017
Telephone: 212-832-2001
Facsimile: 212-813-1840
E-mail: ADVISCO@AOL.COM

Los Angeles Office
1801 Century Park East, 11th Floor
Los Angeles, California 90067
Telephone: 310-788-9082
Facsimile: 310-286-0745

Reply to: New York

                                May 10th, 2001

Mr. J.L. Evans, Sr.
President & CEO
Evans Systems, Inc.
P.O. Box 2480, Hwy 60 N.
Bay City, Texas 77404-2480

                              Re: Evans Systems, Inc.
                                  $8.8 Million Secured Term Loan and Secured
                                   Revolving Credit Facility

Dear Mr. Evans:

Advisco Capital Corp., (ACC), or its assignee, hereby commits to make available to Evans Systems, Inc., or its assignee, (the "Borrower"), the following secured term loan and secured revolving credit facility. This financing is contingent upon the completion and execution of definitive loan agreements, notes and other documentation and customary certificates and legal opinions, (collectively, the "Loan Documents"), the completion of legal and financial due diligence, receipt of a current appraisals of fixed assets, valuation of inventory, and other documentation and information as requested by Advisco.

Borrower(s):                    Evans Systems, Inc.

Amount:                         $8.8 Million Secured Term Loan and
                                Secured Revolving Credit Facility

Interest Rate:                  One and one-quarter percent (1.25%) per month,
                                on the actual daily outstanding loan balance, payable monthly in arrears.

Commitment Fee:                 1.0% of the gross loan amount of the secured
                                term loan and revolving credit facility, payable upon the Borrowers' acceptance of ACC's commitment.

Facility Fee:                   1.0% of the gross loan amount payable at
                                closing.

Points: 1.0% of the gross loan amount payable at closing.

Unused Line Fee:                None

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Term:                           Two (2) years, with an option to renew for an
                                additional one (1) year term provided the Borrower is not in default, at a cost of one percent (1.0%) of the gross amount of the extended term loan and revolving credit facility.

Use of Proceeds:                Settlement of Chase Note    $3,100,000
                                Purchase of Capital Assets   1,600,000
                                Inventory                    2,100,000
                                Working Capital, inclusive
                                 of interest reserve and
                                 closing costs               2,000,000
                                                            ----------
                                                            $8,800,000

Early Termination Fee:          None, so long as the initial borrowing shall not
                                be outstanding less than three (3) months.

Audit Fees:                     ACC shall perform collateral and compliance
                                audits on a periodic basis, engaging the services of a local auditor/CPA firm. The cost of these audits/examinations shall be the responsibility of the Borrower.

Collateral:                     First priority security interest and lien on
                                assets of Borrower, which shall include but not be limited to: accounts receivable, leases, inventory, furniture, fixtures, land buildings, machinery and equipment and all other tangible and general intangible assets and contracts of the Borrower.

Guarantee:                      Loan shall be guaranteed by Borrower, in a form
                                satisfactory to ACC.

Advance Rates:                  Advances limited to 80% of acceptable and
                                eligible gross receivables up to 90 days past invoice date, plus

                                50% of acceptable and eligible inventory, at cost, plus

                                50% of the net liquidation value of all tangible assets, including, but not limited to land, buildings, fixtures, machinery and equipment.

Additional Collateral:          All other assets, tangible and intangible of
                                Borrower.

Requirements/Covenants:         1. Borrower to submit a Business Plan, Proforma
                                   Financial Statements, Projected Cash Flow
                                   Statements, for the years ended December 31, 2001, 2002 and 2003.

                                2. Financial Statements: The Borrower shall
                                   provide quarterly financial statements upon
                                   funding of the loan. FYE financial statements shall be audited statements.
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                                3. The Borrower shall incur no additional debt
                                   without ACC's prior written approval, except for debts occurring in the normal course of business. Borrower, with ACC's approval, shall have the right to acquire additional real or personal property with the appropriate lien(s) on that specific property.

                                4. Borrower must show evidence of compliance
                                   with all government agencies having
                                   jurisdiction.

                                5. Borrower shall not make changes in senior
                                   managements without prior written approval of ACC.

                                6. All loans and other amounts due to
                                   shareholders, affiliates or other parties shall be subordinated to ACC.

                                7. Documents satisfactory to ACC containing
                                   usual and customary representations,
                                   covenants and conditions for a loan of this type.

                                8. Borrower's unsecured creditors shall
                                   recognize ACC as the first priority secured creditor of Borrower; and unsecured creditors shall agree to have their claims paid in accordance with terms and conditions satisfactory to ACC; and shall agree to forbear from taking any action against the Borrower provided their obligations are paid as agreed.

                                9. There shall be no material adverse change in
                                   the financial condition of the Borrower
                                   during the term of the loan.

Required deposit
against expenses:               Borrower agrees that the Loan shall be without
                                cost to ACC. Borrower assumes liability for and will pay all costs and expenses required to satisfy the conditions hereof and the making of the loan. Borrower has advanced to ACC the sum of $20,000 as a refundable deposit to defray legal and due diligence expenses, appraisal fees, travel expenses, and other costs and expenses in connection with this transaction. In the event costs and expenses exceed $20,000.
                                Borrower shall reimburse ACC for all additional costs and expenses upon presentation of an invoice, at closing.

Brokerage Fees:                 ACC is not responsible for the payment of any
                                brokerage fees or commissions with respect to this transaction. Mr. David Franklin, d/b/a
                                Fisher Enterprises, is recognized as the broker of record, and shall be paid at closing from the proceeds of the loan.

Funding Date:                   Funding shall take place within thirty (30) days
                                of the issuance and acceptance of a commitment letter.

Governing Law:                  The Loan and related documents shall be governed
                                by and construed in accordance with the laws of the State of Texas.


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This commitment shall not be binding unless signed and received at this office on or before May 17th, 2001, together with a check in the amount of $88,000, the Commitment Fee. If the loan is not closed or otherwise extended in writing, in full compliance with the terms and conditions of the Commitment Letter on or before June 10th, 2001, the Commitment Fee, less legal fees and other documented expenses, shall be refunded to Evans Systems, Inc., and our obligation hereunder shall cease.

I look forward to working with you to bring this transaction to a successful close.

                                        Very truly yours,

                                        /s/ Philip A. Newman
                                        -----------------------------------
                                        Philip A. Newman
                                        President

Accepted by:

EVANS SYSTEMS, INC.

By: J.L. Evans, Sr.

Title: President

Date:  May 16, 2001